Deloitte & Touche
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                              Chartered Accountants

                              1 City Centre Drive      Telephone: (905) 803-5100
                              Suite 1100               Facsimile: (905) 803-6101
                              Mississauga, Ontario, L5B 1M2


                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated December 18, 1995 on the financial statements of Sirco International (Canada) Limited for the years ended November 30, 1994 and November 30, 1995 accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in Registration
Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 3330481 of Sirco International Corp. on Form S-3.

We have not reported on the financial statements of Sirco International Corp. for the year ended November 30, 1995.

/s/Deloitte & Touche

Chartered Accountants

March 11, 1996